Exhibit 10.5

LANDLORD COVENANT WAIVER

THIS LANDLORD COVENANT WAIVER (this “Amendment”) is made and entered into as of March 30, 2004, by and between PWE (MULTI) QRS 14-85 INC., a Delaware corporation (the “Landlord”) having an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, and PW EAGLE, INC., a Minnesota corporation (“Tenant”), having an address at 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of February 28, 2002, as amended by that certain First Amendment To Lease Agreement, dated as of June             , 2002, and as further amended by that certain Second Amendment to Lease Agreement, dated as of March 10, 2003 (as so amended, the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain property located in Tacoma, Washington; West Jordan, Utah; Perris, California; and Eugene Oregon as more specifically described in the Lease; and

WHEREAS, Tenant desires that Landlord waive Tenant’s violation of certain provisions of the financial covenants of Tenant contained in the Lease and Landlord is willing to do so subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

1. Nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease or constitute a waiver of any breach or violation by Tenant thereof except as expressly provided for herein.

2. All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

3. Landlord hereby waives Tenant’s requirement to maintain a minimum Net Worth for the period commencing on October 1, 2003 (“Q4-03”) and ending on March 31, 2005 (“Q1-05”).

4. Additionally, Landlord hereby waives Tenant’s failure to maintain a Fixed Charge Coverage Ratio of not less than 1.05:1 for the period commencing on Q4-03 and ending on Q1-05; provided and on condition that Tenant shall maintain a Fixed Charge Coverage Ratio of the greater of (A) 1.0:1, and (B) the lower of (x) the minimum fixed charge coverage ratio permitted by Tenant’s senior secured lender (“Senior Lender”) under the terms of Tenant’s senior secured credit facility (the “Credit Facility”) without constituting a default under the terms thereof, or (y) 1.05:1; for the six-month period ending June 30,2004 (“Q2-04”), the nine-month period ending September 30, 2004 (“Q3-04”), the twelve-month period ending December 31, 2004 (“Q4-04”), and the twelve-month period ending March 31, 2005 (“Q1-05”).

5. The above-referenced waivers are provided and on condition that (A) Tenant shall pay to Landlord, as consideration for Landlord’s waiver hereunder, the amount of $97,075, and (B) Tenant acknowledges and agrees that Landlord’s agreement to accept the foregoing sum of $97,075 is predicated upon Tenant’s representation that Senior Lender is receiving $312,911 as consideration from Tenant in connection with such Senior Lender’s agreement to modify the fixed charge coverage ratio and/or other covenants contained in the Credit Facility contemporaneously with this Waiver by Landlord. If Tenant (or any of its affiliates) has paid (or agreed to pay) any remuneration or consideration in connection with such Senior Lender’s agreement to modify the fixed charge coverage ratio or other covenants contained in the Credit Facility (or in connection with any waiver of any covenant breach thereunder by Tenant), then, to the extent Landlord would be entitled to receive commensurate pro rata remuneration under the provisions of the Paragraph 2(c) of Exhibit G of the Lease that is in excess of $97,075, such excess difference shall nevertheless be due and payable to Landlord upon demand (together with interest thereon at the Default Rate from the date that Senior Lender receives its remuneration until the date Landlord receives its pro rata remuneration).

6. Tenant shall pay all attorney’s fees and expenses incurred by Landlord in connection with the preparation, negotiation and execution of this Waiver concurrently with Tenant’s execution and delivery hereof.

7. This Waiver may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

8. This Waiver and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Waiver nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed under seal as of the day and year first above written.

LANDLORD:

PWE (MULTI) QRS 14-85, INC.,
a Delaware corporation

		By:	/s/ Tom Lewis

		Name:	Tom Lewis
		Title:	Second Vice President

ATTEST:		TENANT:

PW EAGLE, INC., a Minnesota corporation

By:	/s/ Jeff D. Hannum	By:	/s/ Scott Long

Name:	Jeff D. Hannum	Name:	Scott Long
Title:	SEC Accountant	Title:	CFO

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